UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2015

FBEC Worldwide, Inc.
  (Exact name of registrant as specified in its charter)

307-222-6000
(Registrant's telephone number, including area code)

Wyoming	000-52297	47-3855542
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1621 Central Ave
Cheyenne, WY 82001
 (Address of principal executive offices) (Zip Code)

Frontier Beverage Company, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                Entry into a Material Definitive Agreement

On May 27, 2015 the Company entered into a material agreement with Lamnia International LLC for Advisory Integrated IR/PR Services. In connection with the Board Meeting on May 27, 2015 of FBEC Worldwide Inc., a Wyoming Corporation, acknowledged that in accordance with the agreement with Lamnia International, LLC dated May 27, 2015, Lamnia is to provide various support services for investor relations, and there are considerations whereas a monthly consulting and services fee of $4000 is payable upon execution of this Agreement and on the 1st of each month thereafter during the term of this agreement. Upon execution of this agreement, FBEC Worldwide Inc. agrees to immediately issue a single transaction of $50,000 in the form of restricted common shares at a price equivalent to the Fair Market Value (FMV) of the average closing price of the stock of the previous twenty days (20-days) from the date of this issuance. Further, piggy-back registration rights will also be issued to Lamnia International, LLC for this specific stock transaction. There will be no other issuance(s) of stock between the Company or Lamnia International, LLC during the term of this agreement, without the written consent of both parties.Therefore, the Company has authorized Securities Transfer Corporation to issue 1,339,226 restricted common shares based upon the following formula ($50,000/(.7467/20)).

Exhibit No.	Description of Exhibit
10.1	Lamnia Agreement Dated May 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBEC WORLDWIDE, INC.

May 28, 2015

/s/ Robert S. Sand
__________________
Robert Sand, Chairman and Chief Executive Officer